SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 7, 2004
                                                          -------------


                                  Benihana Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)



           Delaware                   000-26396             65-0538630
          ----------                 -----------           ------------
   (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)            File Number)        Identification No.)



                8685 Northwest 53rd Terrace, Miami, Florida      33166
               ---------------------------------------------    -------
                (Address of Principal Executive Offices)       (ZIP Code)




       Registrant's telephone number, including area code:  (305) 593-0770
                                                            ---------------


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           Item 5.  Other Events and Regulation FD Disclosure.
                    ------------------------------------------

           On July 2, 2004 Benihana of Tokyo, Inc., which owns approximately 51% of the Company's outstanding Common Stock, commenced a lawsuit in the Court of Chancery of the State of Delaware against the Company, members of the Company's Board of Directors and BFC Financial Corporation. The action, which purports to be brought both individually and derivatively on behalf of the Company, seeks temporary and permanent injunctive relief, and unspecified monetary damages and recovery of costs and expenses, in connection with the recent closing of a $20,000,000 sale of a new class of convertible preferred stock of the Company to BFC Financial Corporation, a diversified holding company with operations in banking, real estate and other industries. John E. Abdo, a director of the Company, serves as a Vice Chairman, director, and is a significant shareholder of BFC. Among other relief sought, the action seeks rescission of the sale of preferred stock to BFC.

           The action alleges that the director defendants breached their fiduciary duties in approving the financing transaction with BFC by diluting the voting power represented by BOT's Common Stock holdings in the Company. The Company and its Board of Directors believe that the BFC financing was and is in the best interests of the Company and all of its shareholders, that there is no merit to the action brought by BOT and intend to vigorously defend and oppose the action.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BENIHANA INC.



                                       By: /s/ Michael R. Burris
                                          ------------------------------------
                                            Michael R. Burris,
                                            Senior Vice President
                                            of Finance and Treasurer

Dated:  July 7, 2004